    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1999


                                                      Registration No. 333-74187


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

           SAI DEFERRED COMPENSATION HOLDINGS, INC.                               AMERICAN INTERNATIONAL GROUP, INC.
    (Exact name of registrant as specified in its charter)              (Exact name of registrant as specified in its charter)

                           DELAWARE                                                            DELAWARE
(State or other jurisdiction of incorporation or organization)      (State or other jurisdiction of incorporation or organization)

                          13-4045355                                                          13-2592361
             (I.R.S. employer identification no.)                                (I.R.S. employer identification no.)

                        70 PINE STREET                                                      70 PINE STREET
                   NEW YORK, NEW YORK 10270                                            NEW YORK, NEW YORK 10270
                        (212) 770-7000                                                      (212) 770-7000


        (Address, including zip code, and telephone number,                (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)  including area code, of registrant's principal executive offices)

                               KATHLEEN E. SHANNON
                       AMERICAN INTERNATIONAL GROUP, INC.
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /


                                                CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM             AMOUNT OF
              TITLE OF EACH CLASS OF       AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING         REGISTRATION FEE
         SECURITIES TO BE REGISTERED (1)    REGISTERED            UNIT (2)             PRICE (2)                   (4)
---------------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Obligations.......   $200,000,000           100%              $200,000,000                  $55,600
---------------------------------------------------------------------------------------------------------------------------------
Guarantee (3)...........................
=================================================================================================================================

(1) The deferred compensation obligations are obligations of SAI Deferred Compensation Holdings, Inc. to pay deferred compensation in the future in accordance with the terms of the Amended and Restated Registered Representatives' Deferred Compensation Plan. AIG will guarantee payment of the deferred compensation obligations.

(2)      Estimated solely for the purpose of determining the registration fee.

(3)      No additional fee is required for the guarantee pursuant to Rule
         457(n).

(4)      Previously paid.

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS
                                  $200,000,000
                        DEFERRED COMPENSATION OBLIGATIONS
                                       OF

                    SAI DEFERRED COMPENSATION HOLDINGS, INC.

                                  GUARANTEED BY

                       AMERICAN INTERNATIONAL GROUP, INC.



         Under the Amended and Restated Registered Representative's Deferred Compensation Plan, you may defer receipt of all or a portion of your commissions and other advisory fees. While deferred, these commissions and fees are treated as if they were invested in the valuation funds selected by you. However, you do not own or have any claim on any shares of these valuation funds.

         If SAI Holdings does not pay your deferred compensation, AIG is obligated to pay your deferred compensation. There are no conditions to AIG's payment obligation beyond SAI Holdings's failure to pay.

         SAI Holdings's obligation to pay your deferred compensation will not be secured by any of SAI Holdings's property or assets. AIG's obligation under its guarantee will not be secured by any of AIG's property or assets.

         Neither SAI Holdings nor AIG will receive any proceeds from the issuance of the deferred compensation obligations or the guarantee.





CONSIDER CAREFULLY THE RISK FACTORS ON PAGE 3 BEFORE PARTICIPATING IN THE PLAN.


   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
        COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
          DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




              The date of this prospectus is ________ __, 1999.

                                TABLE OF CONTENTS

                                                                            PAGE
Risk Factors................................................................ 3

Where You Can Find More Information......................................... 4

Consolidated Ratios of Earnings to Fixed Charges............................ 4

Description of Deferred Compensation Obligations............................ 5

Description of Guarantee.................................................... 9

Material Federal Income Tax Consequences ................................... 10

Plan of Distribution........................................................ 10

Validity of the Securities.................................................. 10

Experts..................................................................... 10




     You should rely only on the information contained in this prospectus or information contained in documents which you are referred to by this prospectus. Neither SAI Holdings nor AIG has authorized anyone to provide you with information different from that contained in this prospectus. SAI Holdings and AIG are offering to sell the deferred compensation obligations and the related guarantee only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the deferred compensation obligations.

                                  RISK FACTORS

     A decision to participate in the Amended and Restated Registered Representatives' Deferred Compensation Plan involves certain risks. You should carefully consider the following information, as well as the other information included or incorporated by reference in this prospectus, in considering whether to participate in the plan.

(1) THE VALUATION FUNDS SELECTED BY YOU MAY GO DOWN IN VALUE, AND YOU COULD LOSE YOUR DEFERRED COMPENSATION.

     The value of your deferred compensation is indexed to the performance of the valuation funds selected by you. You may change your valuation fund selections only four times a year. The valuation funds may go up or down in value, and the value of your deferred compensation will correspondingly increase or decrease. As a result, you may lose your entire investment in the plan

     Because you may change your valuation fund selections only once each quarter, you may be unable to change your selections in order to limit your exposure to a fund. Even if you decrease your deferred compensation to zero, the amount of compensation that you have already deferred will continue to increase or decrease corresponding to your valuation fund selections until your accounts are paid out in full.

     Your accounts may not be paid out for an extended period of time, as described under "Description of Deferred Compensation Obligations -- Payment of Earnings." Other than with respect to interest the plan does not guarantee a minimum rate of return. For a description of interest paid on your deferred earnings, see "Description of Deferred Compensation Obligations - Interest."

(2) NEITHER SAI HOLDINGS NOR AIG WILL RECOMMEND ANY VALUATION FUNDS; YOU MAY CHOOSE A FUND THAT IS NOT SUITABLE FOR YOU.

     You may index your deferred compensation to a number of valuation funds as described under "Description of Deferred Compensation Obligations -- The Deferred Earnings." Neither AIG nor SAI Holdings makes any recommendation as to which valuation funds you should select or how much deferred compensation you should index to any particular valuation fund. You must do your own analysis of the risks and benefits of selecting a particular valuation fund. You also must determine which valuation funds are a suitable investment for you based on your investment and other objectives. You are encouraged to carefully review the prospectus relating to each valuation fund that you select. Regardless, you may choose valuation funds that do not meet your investment objectives and you could lose, or not maximize the return on, your deferred compensation.

(3) YOU DO NOT OWN THE VALUATION FUNDS WHICH YOU HAVE SELECTED; RECEIVING YOUR DEFERRED COMPENSATION DEPENDS ON WHETHER AIG OR SAI HOLDINGS HAS THE FUNDS TO PAY YOU.


     Your deferred compensation is indexed to the value of the valuation funds selected by you. Your deferred compensation is not invested in the funds by SAI Holdings on your behalf. Your sole recourse for repayment under the plan is to SAI Holdings, as the issuer of the plan, and AIG as the guarantor. Your ability to receive your deferred compensation depends entirely on whether AIG or SAI Holdings has the funds to pay you on the designated payment date.

(4) SAI HOLDINGS OR AIG COULD ENGAGE IN HEDGING TRANSACTIONS THAT ADVERSELY AFFECT THE VALUE OF THE UNDERLYING VALUATION FUNDS.


     The plan does not require AIG or SAI Holdings to hedge their exposure under the plan by purchasing interests in the valuation funds. However, AIG and SAI Holdings may hedge their exposure under the plan through purchasing or selling interests in the underlying valuation funds, or purchasing or selling derivative or other instruments. You do not have any interest in the profits or losses arising from these hedging activities, and AIG or SAI Holdings may profit from these activities while the value of your deferred compensation may decline. These activities may adversely affect the value of the underlying valuation funds.

                       WHERE YOU CAN FIND MORE INFORMATION
     AIG files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents that AIG files at:

       - SEC Public Reference Room
         450 Fifth Street, N.W.
         Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information.
AIG's filings are also available to the public through:

       - The SEC web site at http://www.sec.gov

       - The New York Stock Exchange
         20 Broad Street
         New York, New York 10005

AIG's common stock is listed on the Exchange.

     The SEC allows AIG to "incorporate by reference" the information AIG files with the SEC, which means that AIG can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that AIG files with the SEC will automatically update and supersede this information as well as the information included in this prospectus. AIG incorporates by reference the document listed in the box below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act until all the deferred compensation obligations are sold. This prospectus is part of a registration statement AIG and SAI Holdings filed with the SEC.

Annual Report on Form 10-K for the year ended December 31, 1998.

Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

Current Report on Form 8-K dated June 3, 1999, as amended.

         AIG will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request your copy by writing or telephoning AIG at the following address:

                  American International Group, Inc.
                  Director of Investor Relations
                  70 Pine Street
                  New York, New York 10270
                  (212) 770-7074
         SAI Holdings, a wholly-owned subsidiary of AIG, is a Delaware corporation which was incorporated on December 29, 1998. The principal executive offices of SAI Holdings are located at 70 Pine Street, New York, New York 10270. SAI Holdings's telephone number is (212) 770-7000.

SAI Holdings is a single purpose subsidiary of AIG. SAI Holdings has essentially no independent operations other than the issuance of the deferred compensation obligations. The deferred compensation obligations issued by SAI Holdings will be fully and unconditionally guaranteed by AIG.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth the historical ratios of earnings to fixed charges of AIG and its consolidated subsidiaries for the periods indicated:


     SIX MONTHS
   ENDED JUNE 30,                   YEARS ENDED DECEMBER 31,
---------------------- ------------------------------------------------
   1999       1998       1998      1997       1996      1995       1994
   ----       ----       ----      ----       ----      ----       ----
   4.32       3.72       3.82      3.64       3.53      3.35       3.13


Earnings represent

- Income from operations before income taxes and adjustments for minority interest plus

-    Fixed charges other than capitalized interest

-    Amortization of capitalized interest

-    The distributed income of equity investees

                                      less

- The minority interest in pre-tax income of subsidiaries that do not have fixed charges.

Fixed charges include

-    Interest, whether expensed or capitalized

-    Amortization of debt issuance costs

- One third of rental expense. Management of AIG believes this is representative of the interest factor.
DESCRIPTION OF DEFERRED COMPENSATION OBLIGATIONS

PURPOSE OF PLAN
         In connection with the acquisition of SunAmerica Inc. by AIG, SAI Holdings has assumed SunAmerica's obligations under the plan. AIG has guaranteed SAI Holdings's payment obligations.
         The purpose of the plan is to:

      - Attract and retain individuals to become licensed with eligible broker/dealer subsidiaries of AIG to market the financial products offered for sale by those broker/dealer subsidiaries. The eligible broker/dealer subsidiaries are listed in the box below

      - Assist in the representatives' long range financial planning by offering an alternative for investing monthly commission and fee payments on a tax-deferred basis.

PARTICIPATION

         Your enrollment in the plan is voluntary. You will be eligible to participate in the plan on the first day of any month after you have been licensed with any of the broker/dealer subsidiaries listed in the box below or any additional broker/dealer subsidiaries added to the plan by SAI Holdings for three full months. Earlier participation may be permitted by the President of the relevant broker/dealer subsidiary. Once you become eligible to participate, you will remain eligible to participate in the plan until it is amended or terminated or until you are no longer affiliated with a broker/dealer subsidiary.
Eligible Broker/Dealer Subsidiaries of
AIG

  -  Advantage Capital Corporation

  -  Royal Alliance Associates Inc.

  -  SunAmerica Securities, Inc.

  -  FSC Securities Corporation

  -  Spelman & Co., Inc.

  -  Sentra Securities Corporation

THE DEFERRED EARNINGS

     Under the plan, you will be offered an opportunity to enter into an agreement for the deferral of a percentage of your fees and commissions by your broker/dealer subsidiary. You will execute a deferred compensation agreement and an enrollment/change form which will set forth your obligations and SAI Holdings's obligations under the plan.
     SAI Holdings obligations to make payments under the plan will not be secured by any of SAI Holdings's property or assets. Accordingly, if you participate in the plan you will be one of SAI Holdings's unsecured creditors. SAI Holdings's obligation to make payments under the plan will rank equally with all other unsecured and unsubordinated indebtedness of SAI Holdings.
     Holders of secured obligations of SAI Holdings will, however, have claims that are prior to your claims under the plan with respect to the assets securing those other obligations.
     You may elect to defer from 1% to 100% of your fees and commissions. You may change the amount of your earnings to be deferred one time in each calendar year. The change will not take effect until the beginning of the next calendar year. Once you have participated in the plan for three months, you may reduce your deferral amount to zero at any time during the year. This change will take effect as soon as administratively possible. From then on, however, you may not defer any earnings under the plan for 12 full months.

     Two deferral accounts will be created for you. The fund account will be for the purpose of determining the value of your deferred earnings. The interest account will be for the purpose of keeping track of the interest earned on your deferred earnings. Your deferred earnings will be credited to your accounts within three business days of the date the earnings otherwise would have been paid.

     Earnings in the fund account will be indexed to one or more investment options selected by you from a list of available valuation funds. The value of your fund account will be adjusted quarterly to reflect the investment experience of the valuation funds selected by you. The fund account will be adjusted for both positive and negative investment experience. You may change the valuation funds used to measure the value of your fund account four times per year. Because the value of the fund account and therefore the deferred earnings will vary with the investment experience of the valuation funds selected by you, participation in the plan entails investment risk which will be borne solely by you. Neither AIG nor SAI Holdings makes any representation as to the investment performance of any valuation fund.

     You may choose one or more than one of the following retail mutual funds and investment portfolios as an index for your deferred earnings:

-        The SunAmerica Money Market Fund

-        The SunAmerica U.S. Government Securities Fund

-        The SunAmerica Balanced Assets Fund

-        The SunAmerica Small Company Growth Fund

-        The Style Select Series Aggressive Growth Portfolio

-        The Style Select Series Mid-Cap Growth Portfolio

-        The Style Select Series Value Portfolio

-        The Style Select Series International Equity Portfolio

-        The Style Select Series Large-Cap Growth Portfolio

-        The Style Select Series Large-Cap Blend Portfolio

-        The Style Select Series Large-Cap Value Portfolio

-        The Style Select Series Small-Cap Value Portfolio

-        The Style Select Series Focus Portfolio

-        The "Dogs" of Wall Street Fund.

   Each valuation fund's investment objective is stated below:

    (1) The SunAmerica Money Market Fund seeks high current income consistent with liquidity and stability by investing primarily in high quality money market instruments.

    (2) The SunAmerica U.S. Government Securities Fund seeks high current income by investing primarily in fixed income securities.

    (3) The SunAmerica Balanced Assets Fund seeks to conserve principal by maintaining a balanced portfolio of stocks and bonds.

    (4) The SunAmerica Small Company Growth Fund seeks capital appreciation by investing primarily in equity securities.

    (5) The Style Select Series Aggressive Growth Portfolio seeks long-term growth of capital by investing generally in equity securities of small and medium-sized companies.

    (6) The Style Select Series Mid-Cap Growth Portfolio seeks long-term growth of capital by investing generally in equity securities of medium-sized companies.
    (7) The Style Select Series Value Portfolio seeks long-term growth of capital by investing in equity securities selected on the basis of "value" criteria. The selection criteria are usually calculated to identify stocks of companies with solid financial strength that have low price-earnings ratios and may have generally been overlooked by the market.

    (8) The Style Select Series International Equity Portfolio seeks long-term growth of capital by investing in equity securities of issuers in countries other than the United States.

    (9) The Style Select Series Large-Cap Growth Portfolio seeks long-term growth of capital by investing generally in equity securities of large-size companies.

    (10) The Style Select Series Large-Cap Blend Portfolio seeks long-term growth of capital and a reasonable level of current income by investing generally in equity securities of large-sized companies.

    (11) The Style Select Series Large-Cap Value Portfolio seeks long-term growth of capital by investing in equity securities of large-sized companies selected on the basis of "value" criteria. The selection criteria are usually calculated to identify stocks of companies with solid financial strength that have low price-earnings ratios and may have generally been overlooked by the market.

    (12) The Style Select Series Small-Cap Value Portfolio seeks long-term growth of capital by investing in equity securities of small-sized companies selected on the basis of "value" criteria. The selection criteria are usually calculated to identify stocks of companies with solid financial strength that have low price-earnings ratios and may have generally been overlooked by the market.

    (13) The Style Select Series Focus Portfolio seeks long-term growth of capital by investing generally in equity securities.

    (14) The "Dogs" of Wall Street Fund seeks capital appreciation and current income through a passively managed strategy involving the annual selection of thirty high dividend yielding common stocks from the Dow Jones Industrial Average and the broader market.

     SAI Holdings reserves the right to terminate the availability of any valuation fund and add additional valuation funds at any time.

     You do not have any right, title or interest in or to any funds in the accounts. All funds in the accounts are funds of SAI Holdings.

     You may not sell, transfer, assign, pledge or encumber your interest in the plan, except by the laws of descent and distribution, but you may assign your interest in the plan to a revocable living trust set up by you. In general, a revocable living trust is a trust created by an individual in the individual's lifetime to hold some or all of the individual's assets. The trust may be revoked by the individual at any time. If the trust is not revoked, it controls the disposition of the trust assets at the individual's death.

     The obligation of SAI Holdings to pay you the value of your accounts is not convertible into any other security of SAI Holdings or AIG. The plan does not contain any restriction on the business of SAI Holdings or AIG. Neither the plan nor the guarantee contains any provision limiting or preventing AIG's ability to enter into a merger, consolidation or other business combination or to effect a restructuring.

INTEREST

     The amount of your initially deferred earnings will bear interest at 2.75% per annum. SAI Holdings reserves the right to change the interest rate from time to time. Interest will accrue on the initial amount of deferred earnings and not on the value of your fund account. Interest will be calculated on the basis of a year of twelve-30 day months.

     The amounts payable under your interest account may be subtracted from the amounts payable under your fund account as discussed below under "Payment of Earnings."

PAYMENT OF EARNINGS

     Your accounts are not subject to redemption, in whole or in part, prior to the payment date selected by you, except upon the occurrence of any of the following:

     - Termination of your independent contractor relationship with the broker/dealer subsidiary for whom you work for any reason

     -    Your death

     -    Your permanent disability

     - Your ceasing to be registered as a broker with any regulatory authority.

     In any of these termination events, your accounts will be valued for lump sum payment or the first installment payment on the last business day that the U.S. financial markets are open of the calendar month at least thirty days after the occurrence of one of these termination events, except that:

     - If you die, your accounts will be valued on the day the broker-dealer subsidiary for whom you work receives proof of your death

     - If you accept employment or establish a contractual relationship with a competitor of AIG or any broker/dealer subsidiary of AIG, your accounts will be valued on the day the broker-dealer subsidiary for whom you work learns of your new employment or contractual relationship.
     You will receive your initial payment within 60 days of your account being valued.

     Your accounts will be valued for installment payments other than the initial payment on the last business day that the U.S. financial markets are open of the year preceding the payment.

      Other than the initial payment, you will receive your installment payments within the first four weeks of each calendar year in which you are due to receive a payment.

     Your accounts will be paid out in ten annual installments unless you select an optional payment schedule. You can only select an optional payment schedule by checking off the appropriate box in your enrollment/change form when you first enroll. If you enroll without making the selection, you will forfeit the opportunity to select an optional payment schedule. Once the election is made, it may not be changed.

     If you select a payment date, it must be the first day of a calendar quarter which is at least four years after you begin deferring earnings under the plan. You can only select a payment date when you first enroll. If you enroll without selecting a payment date, you will forfeit the opportunity to select a payment date. Once the election is made, it cannot be changed.

     Your accounts will be paid out in a lump sum if any of the following occurs:

     -    Your relationship with the broker/dealer subsidiary is terminated

     - You accept employment or establish a contractual relationship with a competitor of AIG or any broker-dealer subsidiary

     -    You die

     - The value of your accounts is $3500 or less on a required valuation date after an event giving rise to the right of distribution occurs.

In each of these events you will be paid within 60 days of your account being valued.

You may designate a beneficiary to receive distributions from your accounts in the event of your death.

     The amount to be paid under the plan on any payment date will equal the sum of:

     -   The amount in your fund account relating to the payment

                                      plus

     -   The amount in your interest account relating to the payment less

     - An amount equal to any appreciation in your fund account up to the amount of interest accrued in your interest account relating to the payment, but no more than the amount of the appreciation.

     The basic effect of this equation is to ensure a minimum rate of return on any initially deferred compensation after January 1, 1999. If your fund account has not appreciated, then AIG or SAI Holdings will supply the funds for your guaranteed return represented by the amount in the interest account. If your fund account has appreciated, then you will only receive that appreciation which exceeds the minimum return, in addition to the amount in your interest account.

TAXES AND WITHHOLDINGS

     Any payment under the plan will be subject to withholding of all applicable taxes. If SAI Holdings or AIG should become obligated to make a tax payment with respect to your account, SAI Holdings and AIG will have the right to pay on your behalf.

     SAI Holdings and AIG will have the right to deduct any obligation of yours owing to them or any broker/dealer subsidiary from amounts owing to you under the plan.

AMENDMENT AND TERMINATION

     SAI Holdings may amend or terminate the plan at any time, with or without notice. However, no amendment or termination may adversely affect your right to receive the value of your accounts. Upon termination of the plan, your accounts will be paid out in a manner specified by the management committee administering the plan.

ADMINISTRATION

     A management committee will be created to administer the plan. The committee will be comprised of any five officers of AIG or any subsidiary of AIG as selected by any of the following:

     -   The Chairman of AIG

     -   The President of AIG

     -   Any Vice Chairman of AIG.

The committee will interpret and administer the plan and the agreements. The committee's interpretations and constructions of the plan and the agreements will be binding and conclusive on you, SAI Holdings and AIG.

                            DESCRIPTION OF GUARANTEE

     The deferred compensation obligations of SAI Holdings will be guaranteed by AIG. If SAI Holdings does not pay your deferred compensation, AIG is obligated to pay your deferred compensation. AIG's guarantee is full and unconditional which means that there are no circumstances under which SAI Holdings would be required, but AIG would not be required, to pay you and there are no conditions to AIG's payment obligation beyond SAI Holdings's failure to pay.

     AIG's obligations to make payments under the guarantee will not be secured by any of AIG's property or assets. Accordingly, you will be one of AIG's unsecured creditors. AIG's obligations under the guarantee will rank equally with all other unsecured and unsubordinated indebtedness of AIG.

     Holders of secured obligations of AIG will, however, have claims that are prior to your claims under the guarantee with respect to the assets securing those other obligations.

     You may enforce AIG's obligation directly against AIG, and AIG waives any right or remedy to require that any action be brought against SAI Holdings or any other person or entity before proceeding against AIG. AIG's obligation will not be discharged except by payment of the guarantee in full.

     Under the guarantee, upon AIG's payment of all of the deferred compensation obligations owing to you, AIG shall be substituted in your place as a creditor of SAI Holdings. The guarantee provides that you will agree to take steps to meet reasonable requests by AIG to implement its rights as a creditor.

     The guarantee does not include any covenant or restriction on the business of AIG. In particular, the guarantee does not contain any provision that limits or prevents AIG from entering into a merger, consolidation or other business combination or to effect a restructuring.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     This section describes the material federal income tax consequences of participating in the plan and is the opinion of Sullivan & Cromwell, counsel to SAI Holdings. This section is based upon an analysis of the present provisions of the Internal Revenue Code and the regulations relating to the Code. It assumes that you receive remuneration from SAI Holdings for services provided as an independent contractor. You may also be subject to foreign, state, local and other taxes, the consequences of which are not discussed here, in the jurisdiction in which you work and/or reside. Please consult your own tax advisor concerning the federal, state, local and other tax consequences of participating in the plan in light of your particular circumstances.

     You will not be subject to federal income tax at the time you defer earnings under the plan. All deferred earnings credited under the plan to your accounts will be on a tax-deferred basis, and you will not be subject to tax on any amounts credited to your accounts until your deferred earnings are distributed or made available to you. You will realize taxable compensation income in an amount equal to any amount distributed, including any appreciation in the fund account, to you and will be subject to self-employment taxes (SECA taxes) on the amounts distributed to you. The payout schedule elected by you may affect the aggregate amount of taxes (including SECA taxes) payable on the distributed amounts. You should consult with your own tax advisor as to the impact of selecting a particular payout schedule. See "Description of Deferred Compensation Obligations -- Payout of Earnings." SAI Holdings generally will be entitled to a tax deduction for any amounts distributed under the plan at the time of distribution.


                              PLAN OF DISTRIBUTION

     The deferred compensation obligations and related guarantee will be offered by each eligible broker/dealer subsidiary to its eligible employees. No agents, underwriters or dealers will be used in connection with the offering.


                           VALIDITY OF THE SECURITIES

     The validity of the deferred compensation obligations will be passed upon for SAI Holdings by Sullivan & Cromwell, Los Angeles, California. M. Bernard Aidinoff, Director of AIG, is Senior Counsel to Sullivan & Cromwell and beneficially owns 26,638 shares of AIG common stock and options to purchase 35,156 shares of AIG common stock. Partners of Sullivan & Cromwell involved in the representation of AIG beneficially own approximately 4,668 shares of AIG common stock. The validity of the guarantee will be passed upon by Kathleen E. Shannon, Esq., Associate General Counsel of AIG. Ms. Shannon is employed by AIG. She participates in various AIG employee benefit plans under which she may receive shares of common stock of AIG and currently beneficially owns less than 1% of the shares of outstanding common stock of AIG.


                                     EXPERTS

The consolidated financial statements and financial statement schedules of AIG and its subsidiaries incorporated in this Prospectus by reference to AIG's Annual Report on Form 10-K for the year ended December 31, 1998 and AIG's Current Report on Form 8-K dated June 3, 1999, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

         SEC registration fee                     $ 55,600
         Photocopying and printing                $ 15,000
         Legal fees and expenses                  $ 35,000
         Fees of accountants                      $  5,000
         Miscellaneous                            $ 14,400
                 Total                            $125,000


                                  -------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation of AIG (the "Certificate") provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG's By-laws contains a similar provision.

         The Certificate also provides that a director will not be personally liable to AIG or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (the "GCL").

         Section 145 of the GCL, permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of AIG or SAI in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of AIG or SAI. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

         SAI's Certificate of Incorporation provides that SAI will indemnify all persons that it may indemnify under Section 145 of the GCL to the maximum extent permitted by Section 145. The By-laws of SAI contain provisions that implement the provisions of the Certificate of Incorporation.

         In addition, AIG and SAI maintain a directors' and officers' liability insurance policy.

ITEM 16.  LIST OF EXHIBITS

Exhibit

 4.1 Registered Representatives' Deferred Compensation Plan*
 4.2 Form of Deferred Compensation Agreement*
 4.3 Form of Guarantee of American International Group, Inc.*
 5.1 Opinion of Sullivan & Cromwell, Los Angeles, California*
 5.2 Opinion of Kathleen E. Shannon, Esq.*
 8.1 Tax Opinion of Sullivan & Cromwell, New York, New York*
12.1 Statement re:  Computation of ratio of earnings to fixed charges
23.1 Consent of PricewaterhouseCoopers LLP
23.2 Consent of Sullivan & Cromwell, Los Angeles, California (included with
     Exhibit 5.1)*
23.3 Consent of Kathleen E. Shannon, Esq.  (included with Exhibit 5.2)*
24.1 Powers of Attorney for SAI and AIG (included on signature pages)*

------------------------------------
* Previously filed.


ITEM 17.  UNDERTAKINGS

         The undersigned registrants hereby undertake:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by AIG pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of AIG's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of August, 1999.

                                    SAI DEFERRED COMPENSATION HOLDINGS, INC.


                                    By:         /s/ Howard I. Smith
                                        ---------------------------------------
                                                    Howard I. Smith
                                                      President

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signature                                Title                                    Date
               ---------                                -----                                    ----
           /s/ Howard I. Smith                 President and Director                       August 18, 1999
          ----------------------                (Principal Executive,
            Howard I. Smith                    Financial and Accounting
                                                       Officer)

           Robert P. Jacobson*                          Director                            August 18, 1999
          ----------------------
           Robert P. Jacobson



          ----------------------
             Win J. Neuger                             Director


    * By: /s/ Howard I. Smith
          ----------------------
            Howard I. Smith
           As Attorney-in-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of August, 1999.


                                 AMERICAN INTERNATIONAL GROUP, INC.


                                 By:     /s/ Howard I. Smith
                                     ------------------------------
                                           Howard I. Smith
                                       Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signature                                    Title                                    Date
               ---------                                    -----                                    ----


   M.R. Greenberg*
------------------------                          Chairman, Chief Executive                  August 18, 1999
  (M.R. Greenberg)                                  Officer, and Director
                                                (Principal Executive Officer)


/s/ Howard I. Smith
------------------------                          Executive Vice President                   August 18, 1999
  (Howard I. Smith)                                     and Director
                                                  (Principal Financial and)
                                                      Accounting Officer


  M. Bernard Aidinoff*
------------------------                                   Director                          August 18, 1999
 (M. Bernard Aidinoff)



   Pei-yuan Chia*
------------------------                                    Director                         August 18, 1999
  (Pei-yuan Chia)


               Signature                                    Title                                    Date
               ---------                                    -----                                    ----



------------------------                                   Director
  (Marshall A. Cohen)


 Barber B. Conable, Jr.*
------------------------                                   Director                            August 18, 1999
(Barber B. Conable, Jr.)


  Martin S. Feldstein*
------------------------                                   Director                            August 18, 1999
 (Martin S. Feldstein)



------------------------                                   Director
  (Leslie L. Gonda)


   Evan G. Greenberg*
------------------------                                   Director                            August 18, 1999
  (Evan G. Greenberg)


   Carla A. Hills*
------------------------                                   Director                            August 18, 1999
  (Carla A. Hills)


  Frank J. Hoenemeyer*
------------------------
 (Frank J. Hoenemeyer)                                     Director                            August 18, 1999


  Edward E. Matthews*
------------------------
 (Edward E. Matthews)                                      Director                            August 18, 1999



------------------------
  (Dean P. Phypers)                                        Director


   Thomas R. Tizzio*
------------------------
  (Thomas R. Tizzio)                                       Director                            August 18, 1999


   Edmund S.W. Tse*
------------------------                                   Director                            August 18, 1999
  (Edmund S.W. Tse)


   Frank G. Wisner*
------------------------
  (Frank G. Wisner)                                        Director                            August 18, 1999



--------------------                                       Director
   (Eli Broad)


--------------------                                       Director
  (Jay S. Wintrob)


*By: /s/ Howard I. Smith
     -------------------
       Howard I. Smith
     As Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
-------
 4.1     Registered Representatives' Deferred Compensation Plan*

 4.2     Form of Deferred Compensation Agreement*

 4.3     Form of Guarantee of American International Group, Inc.*

 5.1     Opinion of Sullivan & Cromwell, Los Angeles, California*

 5.2     Opinion of Kathleen E. Shannon, Esq.*

 8.1     Tax Opinion of Sullivan & Cromwell, New York, New York*

12.1     Statement re:  Computation of ratio of earnings to fixed charges

23.1     Consent of PricewaterhouseCoopers LLP

23.2 Consent of Sullivan & Cromwell, Los Angeles, California (included with Exhibit 5.1)*

23.3     Consent of Kathleen E. Shannon, Esq. (included with Exhibit 5.2)*

24.1     Powers of Attorney for SAI and AIG (included on signature pages)*

------------------------------------
*        Previously filed.